SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 4, 2005, the Compensation Committee of the Board of Directors of Staples, Inc. (the “Company”) approved the performance criteria and the relative weighting of each criterion that will be used to determine executive officer cash bonus awards under the Company’s Executive Officer Incentive Plan (the “Incentive Plan”) for the fiscal year ending January 28, 2006 (“Fiscal Year 2005”).  The Fiscal Year 2005 performance criteria are earnings per share (40%), return on net assets (40%) and customer satisfaction (20%), the same three criteria that were used in determining cash bonus awards under the Incentive Plan with respect to the fiscal year ended January 29, 2005 (“Fiscal Year 2004”).  A copy of the Incentive Plan was filed as Exhibit 10.4 to Staples Annual Report on Form 10-K for the fiscal year ended February 1, 2003 and is incorporated by reference herein.  The Compensation Committee also approved the target cash bonus award and maximum cash bonus award under the Incentive Plan with respect to Fiscal Year 2005 for each of the Company’s executive officers who are expected to be named in the Summary Compensation Table of the Company’s 2005 Proxy Statement (the “Named Executive Officers”).  The Fiscal Year 2005 potential cash bonus awards are set forth in the table below and are expressed as a percentage of the actual base salary to be paid to the Named Executive Officer during Fiscal Year 2005.

On March 4, 2005, the Compensation Committee also authorized the payment by the Company of annual cash bonus awards in respect of Fiscal Year 2004 to the Company’s Named Executive Officers.  These annual cash bonus awards were earned pursuant to the Incentive Plan based upon the achievement of Fiscal Year 2004 performance goals and target and maximum bonus awards based on Fiscal Year 2004 base salaries, all of which were previously established by the Compensation Committee.  The following table also sets forth the base salary, target cash bonus award, maximum cash bonus award and annual cash bonus for each of the individuals listed in respect of Fiscal Year 2004.

Name and Position	2004 Base Salary	2004 Target Cash Bonus Award as a Percentage of Base Salary	2004 Maximum Cash Bonus Award as a Percentage of Base Salary	2004 Annual Cash Bonus	2005 Target Cash Bonus Award as a Percentage of Base Salary	2005 Maximum Cash Bonus Award as a Percentage of Base Salary
Ronald L. Sargent, President & Chief Executive Officer	$1,000,000	100%	200%	$1,734,734	125%	250%
John J. Mahoney, Exec. Vice President & Chief Administrative Officer	$570,167	60%	120%	$593,536	60%	120%
Michael Miles, Chief Operating Officer	$531,666	60%	120%	$553,418	60%	120%
Basil L. Anderson, Vice Chairman	$486,734	60%	120%	$506,685	60%	120%
Joseph G. Doody, President, North American Delivery	$468,558	50%	100%	$341,748	50%	100%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2005	Staples, Inc.

	By:	/s/ Mark A. Weiss
Mark A. Weiss

Vice President, Assistant General Counsel